Exhibit 11

EARNINGS PER SHARE COMPUTATIONS
(In 000's except share data)

                                                    Three Months ended
                                                     December 31, 1997
                                        ----------------------------------------
                                          Income          Shares       Per share
                                        (Numerator)   (Denominator)     Amounts
                                        -----------   -------------  -----------
BASIC EPS
Income applicable to common shares          $2,973       31,974       $   0.09
                                                                      ========

EFFECT OF DILUTIVE SECURITIES
Stock options                                             1,087
Warrants                                                    997
Convertible preferred stock dividends                        --
                                            ------       ------

DILUTIVE EPS
Income applicable to Common Shares
     with assumed conversions               $2,973       34,058       $   0.09
                                            ======       ======       ========





                                                            Six Months ended
                                                            December 31, 1997
                                            ----------------------------------------------
                                            Income (Loss)         Shares        Per share
                                             (Numerator)       (Denominator)     Amounts
                                            -------------      -------------  ------------

Loss before extraordinary item                 $(15,532)
Less: Preferred stock dividends
including premium on repurchase                  19,326
                                               --------

BASIC EPS
Loss before extraordinary item                 $(34,856)         31,913       $  (1.09)
                                                                              ========

EFFECT OF DILUTIVE SECURITIES (a)
Stock options                                                       --
Warrants                                                            --
Convertible preferred stock dividends                               --
                                               --------         ------

DILUTIVE EPS
Loss applicable to common shares
     with assumed conversions                  $(34,856)         31,913       $  (1.09)
                                               ========        ========       ========
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



CONT.


                                                           Three Months ended
                                                             December 31, 1996
                                                           --------------------
                                                  Income            Shares          Per share
                                               (Numerator)      (Denominator)      Amounts
                                               -----------      -------------      -------
BASIC EPS
Income applicable
 to common shares                                $1,051            31,834            $   0.03
                                                                                     ========

EFFECT OF DILUTIVE SECURITIES
Stock options                                       119
Warrants                                                             587
Convertible preferred stock dividends                                 --
                                                  ------           ------            --------

DILUTIVE EPS
Income applicable to common shares
     with assumed conversions                    $1,051            32,540            $   0.03
                                                 ======            ======            ========



                                                             Six Months ended
                                                             December 31, 1996
                                                             -----------------
                                                 Income (Loss)        Shares          Per share
                                                  (Numerator)      (Denominator)      Amounts
                                                  -----------      -------------      -------
BASIC EPS
Loss applicable to common shares                  $(1,210)             31,802            $  (0.04)
                                                                                         ========

EFFECT OF DILUTIVE SECURITIES (a)
Stock options                                                            --
Warrants                                                                 --
Convertible preferred stock dividends                                    --
                                                   -------            -----

DILUTIVE EPS
Net loss applicable to common shares
     with assumed conversions                     $(1,210)             31,802            $  (0.04)
                                                  =======             =======            ========

(a) Effect would be anti-dilutive for these periods
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